Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Aspen Insurance Holdings Limited	T 441-297-9382
Noah Fields, Head of Investor Relations Julian Cusack, Chief Financial Officer
European Press Contact: The Maitland Consultancy	T 44 20 7379 5151
Brian Hudspith
North American Press Contact: Abernathy MacGregor	T 212-371-5999
Carina Davidson Jason Thompson

ASPEN INSURANCE HOLDINGS LIMITED REPORTS
FIRST QUARTER 2006 EARNINGS

•	Major successful risk management initiative reduces catastrophe exposures

•	Net profit of $61.8 million for three months ended March 31, 2006

•	Net investment income grew 74% to $44.5 million compared to the first quarter 2005

•	First quarter 2006 combined ratio of 90.4%

HAMILTON, BERMUDA, April 26, 2006 — Aspen Insurance Holdings Limited (NYSE: AHL; BSX: AHL BH) today reported a net profit of $61.8 million, or $0.59 per diluted ordinary share, for the three months ended March 31, 2006.

Gross written premiums were $678.7 million for the first quarter 2006.

Net investment income was $44.5 million for the first quarter 2006.

Chris O'Kane, Chief Executive Officer, said, "During the first quarter we experienced a benign period for losses, which is reflected in our loss ratio for the period. Additionally, we were extremely active in re-focusing our property catastrophe exposures, which resulted in a major reduction in critical zone exposures beyond what we had contemplated in our planning. This also resulted in a meaningful reduction in premium. At January 1, in many cases, prices for catastrophe risk did not move sufficiently, but as the quarter progressed, we observed considerable strengthening of critical zone catastrophe pricing. We are encouraged by this trend and believe it will enable us to replace considerable parts of the business we have rejected with similar exposures at much better prices as the year advances."

Shareholders' equity increased from $2,039.8 million at December 31, 2005 to $2,075.0 million at March 31, 2006.

During the quarter the Company raised $29.1 million through the issuance of Perpetual Preferred Income Equity Replacement Securities.

Earnings conference call

Aspen will hold a conference call tomorrow, April 27, 2006 at 8:30 a.m. (ET) to discuss its 2006 first quarter financial results. Investors may participate in the live conference call by dialing 800-473-6123 (toll-free domestic U.S.) or 973-582-2706 (international); conference ID: 7171715. Please call to register at least 10 minutes before the conference call begins. A replay of the call will be available for 10 days via telephone starting approximately two hours following the live call on April 27, 2006, and can be accessed at 877-519-4471 (toll-free domestic U.S.) or 973-341-3080 (international); digital pin: 7171715. The live call and a replay can also be heard via Aspen's website at www.aspen.bm.

In addition, a financial supplement relating to the Company's financial results for the first quarter 2006 is available in the Investor Relations section of the Company's website at www.aspen.bm.

About Aspen Insurance Holdings Limited

Aspen Insurance Holdings Limited was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and the United States and specialty insurance and reinsurance consisting mainly of marine and energy and aviation worldwide. Aspen's operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United States: Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen Specialty Insurance Company. Aspen has four operating segments: property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance. Aspen's principal existing founding shareholders include The Blackstone Group, Candover Partners Limited, Wellington Investment Holdings (Jersey) Limited and Credit Suisse First Boston Private Equity. For more information about Aspen, please visit the Company's website at www.aspen.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Aspen's earnings conference call may contain, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," "estimate," "may," "continue," and similar expressions of a future or forward-looking nature.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to: the impact of acts of terrorism and related legislation and acts of war; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events such as Hurricanes Katrina, Rita and Wilma, than our underwriting, reserving or investment practices have anticipated; evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; the effectiveness of the Company's loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the reliability of, and changes in assumptions to, catastrophe pricing, accumulation and estimated loss models; loss of key personnel; a decline in our operating subsidiaries' ratings with Standard & Poor's, A.M. Best Company or Moody's Investors Service; changes in general economic conditions including inflation, foreign currency exchange rates, interest rates and other factors that could affect our investment portfolio; increased competition on the basis of pricing, capacity, coverage terms or other factors; decreased demand for the Company's insurance or reinsurance products and cyclical downturn of the industry; changes in governmental regulations or tax laws in jurisdictions where the Company conducts business; Aspen or its Bermudian subsidiary becoming subject to income taxes in the United States or the United Kingdom; the effect on insurance markets, business practices and relationships of ongoing litigation, investigations and regulatory activity by the New York State Attorney General's office and other authorities concerning contingent commission arrangements with brokers and bid solicitation activities; the total industry losses resulting from Hurricanes Katrina, Rita and Wilma and the actual number of the Company's insureds incurring losses from these storms; and with respect to Hurricanes Katrina, Rita and Wilma, the limited actual loss reports received from the Company's insureds to date, the preliminary nature of possible loss information received by brokers to date on behalf of cedants, the Company's reliance on industry loss estimates and those generated by modeling techniques, the impact of these storms on the Company's reinsurers, any changes in the Company's reinsurers' credit quality, the amount and timing of reinsurance recoverables and reimbursements actually received by the Company from its reinsurers and the overall level of competition and the related demand and supply dynamics as contracts come up for renewal. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission on March 6, 2006. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Summary of Results – Consolidated Income Statements

(in US$ millions)	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
UNDERWRITING REVENUES
Gross premiums written	678.7	804.1
Premiums ceded	(226.8)	(171.7)
Net premiums written	451.9	632.4
Change in unearned premiums	(49.3)	(253.7)
Net premiums earned	402.6	378.7
UNDERWRITING EXPENSES
Losses and loss expenses	(232.4)	(207.4)
Acquisition expenses	(93.3)	(70.2)
General and administrative expenses	(38.2)	(29.4)
Total underwriting expenses	(363.9)	(307.0)
Underwriting income	38.7	71.7
OTHER OPERATING REVENUE
Net investment income	44.5	25.5
Interest expense	(3.9)	(4.0)
Total other operating revenue	40.6	21.5
Other expense	(1.9)	(1.1)
OPERATING INCOME BEFORE TAX	77.4	92.1
OTHER
Net realized exchange gains (losses)	1.3	(1.3)
Net realized investment gains (losses)	(1.4)	(0.9)
INCOME BEFORE INCOME TAX	77.3	89.9
Income taxes	(15.5)	(19.8)
NET INCOME AFTER TAX	61.8	70.1
Dividends paid on ordinary shares	(18.2)	(10.4)
Dividend declared on preference shares	(3.9)	0.0
Retained income	39.7	59.7
Components of net income (after tax)
Operating income	61.7	72.1
Net realized exchange gains (losses) (after tax)	1.3	(1.3)
Net realized investment gains (losses) (after tax)	(1.2)	(0.7)
NET INCOME AFTER TAX	61.8	70.1

Per Share Data

(in US$ except for number of shares)	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Basic earnings per ordinary share
Net income adjusted for preference share dividend	0.61	1.01
Operating income adjusted for preference share dividend	0.61	1.04
Diluted earnings per ordinary share
Net income adjusted for preference share dividend	0.59	0.98
Operating income adjusted for preference share dividend	0.59	1.01
Weighted average ordinary shares outstanding	95,243,750	69,330,495
Weighted average ordinary shares outstanding and dilutive potential ordinary shares	97,513,725	71,709,008
Book value per ordinary share	19.36	21.96
Diluted book value (treasury stock method)	18.91	21.23
Ordinary shares outstanding at end of the period	95,250,401	69,329,931
Ordinary shares outstanding and dilutive potential ordinary shares at end of the period	97,520,376	71,708,444

Consolidated Balance Sheets

(in US$ millions)	As at March 31, 2006	As at December 31, 2005
ASSETS
Investments
Fixed maturities	3,386.5	3,046.1
Short-term investments	659.4	643.0
Total investments	4,045.9	3,689.1
Cash and cash equivalents	429.0	748.3
Reinsurance Recoverables
Unpaid losses	1,191.4	1,192.7
Ceded unearned premiums	207.4	72.7
Receivables
Underwriting premiums	678.7	541.4
Other	46.7	55.7
Deferred policy acquisition costs	179.4	156.2
Derivative at fair value	38.9	40.5
Office properties and equipment	23.6	22.8
Other assets	9.6	10.2
Intangible assets	8.2	8.2
Total assets	6,858.8	6,537.8
LIABILITIES
Insurance reserves
Losses and loss adjustment expenses	3,045.5	3,041.6
Unearned premiums	1,054.8	868.0
Total insurance reserves	4,100.3	3,909.6
Payables
Reinsurance premiums	237.2	155.0
Taxation	28.9	32.7
Accrued expenses and other payables	158.2	139.4
Liabilities under derivative contracts	9.8	12.0
Total payables	434.1	339.1
Long-term debt	249.4	249.3
Total liabilities	4,783.8	4,498.0
SHAREHOLDERS' EQUITY
Ordinary shares	1,695.7	1,693.3
Preference shares	222.9	193.8
Retained earnings	183.9	144.2
Accumulated other comprehensive income (loss), net of taxes	(27.5)	8.5
Total shareholders' equity	2,075.0	2,039.8
Total liabilities and shareholders' equity	6,858.8	6,537.8

Summarized Cash Flows

(in US$ millions)	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Net cash from operating activities	64.4	210.6
Net cash from investing activities	(395.2)	(126.0)
Net cash from financing activities	10.9	(10.1)
Effect of exchange rate movements on cash and cash equivalents	0.6	(1.1)
Increase (decrease) in cash and cash equivalents	(319.3)	73.4
Cash at beginning of the period	748.3	284.9
Cash at end of the period	429.0	358.3

Non-GAAP Financial Measures

In presenting the Company's results, management has included and discussed certain "non-GAAP financial measures", as such term is defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures in accordance with Regulation G is included in the financial supplement, which can be obtained from Aspen's website at www.aspen.bm.

(1)    Annualized Operating Return on Average Equity ("ROAE") is a non-GAAP financial measure. Annualized Operating Return on Average Equity 1) is calculated using operating income, as defined below and 2) excludes from average equity, the average after-tax unrealized appreciation or depreciation on investments and the average after-tax unrealized foreign exchange gains or losses. Unrealized appreciation (depreciation) on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) on foreign exchange is the result of exchange rate movements between the U.S. dollar and the British pound. Such appreciation (depreciation) is not related to management actions or operational performance (nor is it likely to be realized). Therefore the Company believes that excluding these unrealized appreciations (depreciations) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. Average equity is calculated as the arithmetic average on a monthly basis for the stated periods.

The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

See page 19 of the Company's financial supplement for a reconciliation of operating income to net income and page 12 for a reconciliation of average equity.

(2)    Operating income is a non-GAAP financial measure. Operating income is an internal performance measure used by the Company in the management of its operations and represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses.

The Company excludes after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company's results of operations in a manner similar to how management analyzes the Company's underlying business performance. Operating income should not be viewed as a substitute for GAAP net income. Please see above and page 19 of the Company's financial supplement for a reconciliation of operating income to net income. The Company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

(3)    Diluted book value per ordinary share is a non-GAAP financial measure. The Company has included diluted book value per ordinary share because it takes into account the effect of dilutive securities; therefore, the Company believes it is a better measure of calculating shareholder returns than book value per share. Please see page 19 of the Company's financial supplement for a reconciliation of diluted book value per share to basic book value per share. The Company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

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